UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2014

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-539-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On April 15, 2014, we entered into a credit agreement for the US dollar financing of a portion of the third Oasis-class ship (the “Dollar Facility Agreement”).  This Dollar Facility Agreement makes available to Royal Caribbean Cruises Ltd. an unsecured term loan in an amount up to the US dollar equivalent of approximately €178 million.  In connection with the Dollar Facility Agreement, we amended the €892 million credit agreement originally entered into on July 9, 2013 to finance the purchase of the vessel (the “Euro Facility Agreement”) to reduce the maximum facility amount to approximately €714 million.  Both the existing Euro-denominated facility and the new US dollar-denominated facility are 100% guaranteed by Compagnie Française d’Assurance pour le Commerce Extérieur (“COFACE”), the export credit agency of France.

The new US dollar facility, once funded, will amortize semi-annually and will mature twelve years following the delivery of the ship, which is scheduled to occur in the second quarter of 2016.  At our election prior to the ship delivery, interest on the loan is expected to accrue either (1) at a fixed rate of 2.53% (inclusive of the applicable margin) or (2) at a floating rate equal to LIBOR plus 1.20%.  The Dollar Facility Agreement contains customary events of default and prepayment events for, among other things, non-payment, breach of covenants, default on certain other indebtedness, certain large judgments and a change of control of the Company.

Certain of the lenders participating in the facility, and affiliates of those parties, provide banking, investment banking and other financial services to us from time to time for which they have received, and will in the future receive, customary fees.

The foregoing descriptions of the Dollar Facility Agreement and the amendment to the Euro Facility Agreement are summary in nature and are qualified in their entirety by reference to the full and complete terms of the credit agreements, copies of which are filed herewith and incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

10.1           Amendment and Restatement Agreement dated as of April 15, 2014 in respect of a Facility Agreement dated as of July 9, 2013 between the Company, the Lenders from time to time party thereto, Société Générale, as Facility Agent and Mandated Lead Arranger, BNP Paribas, as Documentation Bank and Mandated Lead Arranger, and HSBC France, as Mandated Lead Arranger.

10.2           Facility Agreement dated as of April 15, 2014 between the Company, the Lenders from time to time party thereto, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Facility Agent, Documentation Bank and Mandated Lead Arranger, Banco Santander, S.A., as COFACE Agent and Mandated Lead Arranger, and KfW IPEX-BANK GmbH, as Mandated Lead Arranger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	April 21, 2014	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein Senior Vice President, General Counsel & Secretary
Title: